[LOGO]   COOPERS             Coopers & Lybrand L.L.P.
         & LYBRAND
                             a professional services firm


                                             Exhibit 23.1








             CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this registration statement of Ionics, Incorporated on Form S-8 (No. 33-54400) relating to the 1986 Stock Option Plan for Non-Employee Directors of Ionics, Incorporated of our reports dated February 18, 1997, on our audits of the consolidated consolidated financial statements and the financial schedule of Ionics, Incorporated as of December 31, 1996 and 1995 and for each of the three fiscal years in the period ended December 31, 1996, which are included in the Corporation's 1996 Annual Report on Form 10-K.




                             /s/COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
August 13, 1997












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